UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Gorilla Technology Group Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Gorilla Technology Group Inc.
7F, No.302, Ruey Kuang Road,
Neihu, Taipei 114720, Taiwan, R.O.C.
+886 (2) 2627-7996

(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary shares, par value $0.0001 per share	The Nasdaq Stock Market LLC

Warrants, each representing the right to purchase one ordinary share at a price of $11.50 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-262069 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), of Gorilla Technology Group Inc. (the “Company”) and warrants to purchase the Ordinary Shares (the “Warrants”). The description of the Ordinary Shares and Warrants contained under the heading “Description of Share Capital and Gorilla Articles” in the proxy statement/prospectus included in the Company’s registration statement on Form F-4 (File No. 333-262069) initially filed with the Securities and Exchange Commission (the “Commission”) on January 10, 2022, as subsequently amended by any amendments (the “Registration Statement”), to which this Form 8-A relates is incorporated herein by reference. In addition, the above-referenced descriptions included in any proxy statement/prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

The Ordinary Shares and Warrants to be registered hereunder have been approved for listing on the Nasdaq Stock Market LLC under the symbols “GRRR” and “GRRRW”, respectively.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed  because no other securities of the Company are registered on the Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Gorilla Technology Group Inc.

By:	/s/ Dr. Sih-Ping “Spincer” Koh
	Name:	Dr. Sih-Ping “Spincer” Koh
	Title:	Chief Executive Officer

Dated: July 13, 2022